                                                                    Exhibit 99.1


IMMEDIATE RELEASE: Contact:     Paul Paquin                     Tatiana Stead
-----------------               V.P., Investor Relations        Corporate Media
April 16, 2002                  (703)205-1039                  (703)205-1070


               Capital One Reports Record First Quarter Earnings
                Earnings Per Share Rise 26% Over Year Ago Period

Falls Church, Va. (April 16, 2002) -- Capital One Financial Corporation (NYSE:
COF) today announced its 19th consecutive quarter of record earnings, driven by a 38 percent year-over-year increase in total revenues, and another quarter of superior credit performance. The company also announced that it is launching a $500 million publicly marketed mandatory convertible transaction.

     Earnings for the first quarter of 2002 were $188.0 million, or $0.83 per share, versus earnings of $143.6 million, or $0.66 per share, for the comparable period in the prior year. Earnings in the fourth quarter of 2001 were $177.7 million, or $.80 per share.

     "Capital One achieved its 19th consecutive quarter of record earnings despite our increase in marketing expense to a record $354 million -- an accomplishment that demonstrates our ability to both deliver results today and invest in our future. As a result, we remain confident we will achieve our 20 percent earnings per share growth target in 2002," said Richard D. Fairbank, Capital One's Chairman and Chief Executive Officer. "I'm equally pleased that once again our stringent risk management practices enabled us to achieve superior credit performance -- with a charge-off rate of 4.00 percent."

     First quarter 2002 revenue, defined as managed net interest income and non-interest income, rose to $2.1 billion versus $1.9 billion in the fourth quarter of 2001. In the first quarter, Capital One added 2.8 million net new accounts, bringing total accounts to 46.6 million. The company's managed consumer loan balances increased by $3.3 billion in the first quarter to $48.6 billion.

     "Each quarter, our earnings performance solidifies our position as an industry powerhouse -- which is remarkable given the recent economic uncertainty," said Nigel W. Morris, Capital One's President and Chief Operating Officer. "Capital One's broad-based growth, coupled with our improved brand recognition, continues to fuel our success. A rapidly growing number of customers world-wide are turning to Capital One for financial products and solutions."

                                     -more-

Capital One Reports Record First Quarter Earnings
Page 2


     The managed net charge-off rate decreased to 4.00 percent for the first quarter of 2002 compared with 4.42 percent for the fourth quarter of 2001. The managed delinquency rate (30+ days) decreased to 4.80 percent as of March 31, 2002, compared with 4.95 percent as of December 31, 2001. The company also further strengthened its balance sheet by increasing the allowance for loan losses by $150 million.

     The company's managed net interest margin increased to 8.87 percent in the first quarter of 2002 from 8.68 percent in the fourth quarter of 2001 primarily because of a decrease in the company's cost of funds.

     Marketing expense for the first quarter of 2002 increased $52.4 million to $353.5 million from $301.2 million in the fourth quarter of 2001, and increased $122.3 million over the $231.2 million spent in the comparable period of the prior year. Other non-interest expenses (excluding marketing) for the first quarter of 2002 were $806.4 million versus $773.4 million for the fourth quarter of 2001 and $687.0 million in the comparable period of the prior year. Annualized operating expenses per account decreased to $71 for the first quarter of 2002 from $74 in the prior quarter.

     The company cautioned that its current expectations for 2002 earnings and future growth are forward looking statements and actual results could differ materially from current expectations due to a number of factors, including: competition in the credit card industry; the actual account and balance growth achieved by the company; the company's ability to access the capital markets at attractive rates and terms to fund its operations and future growth; and general economic conditions affecting consumer income and spending, which may affect consumer bankruptcies, defaults and charge-offs. A discussion of these and other factors can be found in Capital One's annual and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One's report on Form 10-K for the year ended December 31, 2001.

     Headquartered in Falls Church, Virginia, Capital One Financial Corporation (www.capitalone.com) is a holding company whose principal subsidiaries, Capital One Bank and Capital One, F.S.B., offer consumer lending products. Capital One's subsidiaries collectively had 46.6 million customers and $48.6 billion in managed loans outstanding as of March 31, 2002. Capital One, a Fortune 500 company, is one of the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol "COF" and is included in the S&P 500 index.

                                      ####

Note: This release, financial information and a live Webcast of today's 5:00 pm
(EDT) analyst conference call is accessible on the Internet on Capital One's home page (http://www.capitalone.com). Choose "About Capital One" to access the Investor Center to view and download the earnings press release and other financial information.

                     CAPITAL ONE FINANCIAL CORPORATION (COF)
                         FINANCIAL & STATISTICAL SUMMARY


                                                          2002             2001              2001             2001           2001
(in millions, except per share data and as noted)          Q1               Q4                Q3               Q2             Q1
------------------------------------------------------------------------------------------------------------------------------------
Earnings (Managed Basis)
Net Interest Income                                    $ 1,120.9       $   982.9         $  926.7         $   823.7        $ 759.3
Non-Interest Income                                        959.9           941.5            852.5             796.3          747.1
                                                       -----------------------------------------------------------------------------
Total Revenue                                            2,080.7         1,924.5          1,779.2           1,620.0        1,506.4
Provision for Loan Losses                                  617.6           563.3            437.6             379.1          356.5
Marketing Expenses                                         353.5           301.2            281.9             268.7          231.2
Operating Expenses                                         806.4           773.4            793.0 (2)         721.6          687.0
                                                       -----------------------------------------------------------------------------
Income Before Taxes                                        303.3           286.6            266.7             250.5          231.6
Tax Rate                                                    38.0 %          38.0 %           38.0 %            38.0 %         38.0 %
Net Income                                             $   188.0       $   177.7         $  165.3         $   155.3        $ 143.6
------------------------------------------------------------------------------------------------------------------------------------
Common Share Statistics
Basic EPS                                              $    0.86       $    0.83         $   0.78         $    0.74         $ 0.70
Diluted EPS                                            $    0.83       $    0.80         $   0.75         $    0.70         $ 0.66
Dividends Per Share                                    $    0.03       $    0.03         $   0.03         $    0.03         $ 0.03
Book Value Per Share (period end)                      $   16.69       $   15.33         $  14.14         $   13.02        $ 11.81
Stock Price Per Share (period end)                     $   63.85       $   53.95         $  46.03         $   60.15        $ 55.50
Total Market Capitalization (period end)               $14,079.3       $11,695.2         $9,710.1         $12,666.5      $11,509.1
Shares Outstanding (period end)                            220.5           216.8            211.0             210.6          207.4
Shares Used to Compute Basic EPS                           217.5           214.7            210.8             209.1          204.8
Shares Used to Compute Diluted EPS                         226.6           223.4            219.9             221.2          217.8
------------------------------------------------------------------------------------------------------------------------------------
Managed Loan Statistics (period avg.)
Average Loans                                          $  46,688       $  41,352         $ 37,017         $  33,440       $ 30,505
Average Earning Assets                                 $  50,538       $  45,295         $ 39,994         $  36,180       $ 32,983
Average Assets                                         $  54,258       $  48,906         $ 43,363         $  38,820       $ 35,303
Average Equity                                         $   3,572       $   3,223         $  2,935         $   2,608        $ 2,347
Net Interest Margin                                         8.87 %          8.68 %           9.27 %            9.11 %         9.21 %
Risk Adjusted Margin (1)                                   12.78 %         12.96 %          14.17 %           14.23 %        14.80 %
Return on Average Assets (ROA)                              1.39 %          1.45 %           1.53 %            1.60 %         1.63 %
Return on Average Equity (ROE)                             21.06 %         22.05 %          22.53 %           23.83 %        24.47 %
Net Charge-Off Rate                                         4.00 %          4.42 %           3.92 %            3.98 %         3.75 %
Net Charge-Offs                                        $   466.7       $   456.9         $  362.7         $   332.8        $ 285.9
Cost Per Account (in dollars)                          $   71.33       $   73.69         $  81.03         $   77.38        $ 78.26
------------------------------------------------------------------------------------------------------------------------------------
Managed Loan Statistics (period end)
Reported Loans                                         $  24,428       $  20,921         $ 17,480         $  16,327       $ 15,572
Off-Balance Sheet Loans                                   24,136          24,343           21,009            18,956         15,979
                                                     -------------------------------------------------------------------------------
Managed Loans                                          $  48,564       $  45,264         $ 38,489         $  35,283       $ 31,551
Delinquency Rate (30+ days)                                 4.80 %          4.95 %           5.20 %            4.92 %         4.72 %
Number of Accounts (000's)                                46,623          43,815           40,145            38,146         36,462
Total Assets                                           $  55,381       $  52,506         $ 44,497         $  40,587       $ 36,749
Capital, Including Preferred Interests                 $ 3,778.4       $ 3,422.2         $3,081.9         $ 2,840.1       $2,547.7
Capital to Managed Assets Ratio                             6.82 %          6.52 %           6.93 %            7.00 %         6.93 %
------------------------------------------------------------------------------------------------------------------------------------

(1) Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.
(2) Includes $38.8 million of one-time charges.

CAPITAL ONE FINANCIAL CORPORATION
Consolidated Balance Sheets
(in thousands)(unaudited)

                                                                     Mar 31            Dec 31           Mar 31
                                                                      2002              2001             2001
                                                                  -----------      ------------     ------------
Assets:
Cash and due from banks                                           $    350,738     $    355,680     $     49,842
Federal funds sold and resale agreements                                13,260           19,802          247,676
Interest-bearing deposits at other banks                               105,063          331,756          492,390
                                                                  ------------     ------------     ------------
    Cash and cash equivalents                                          469,061          707,238          789,908
Securities available for sale                                        3,175,366        3,115,891        2,112,180
Consumer loans                                                      24,427,642       20,921,014       15,571,754
    Less:  Allowance for loan losses                                  (990,000)        (840,000)        (597,000)
                                                                  ------------     ------------     ------------
Net loans                                                           23,437,642       20,081,014       14,974,754
Accounts receivable from securitizations                             2,218,472        2,452,548        1,492,818
Premises and equipment, net                                            789,572          759,683          709,207
Interest receivable                                                    148,547          105,459          108,944
Other                                                                1,026,051          962,214          614,194
                                                                  ------------     ------------     ------------
    Total assets                                                  $ 31,264,711     $ 28,184,047     $ 20,802,005
                                                                  ============     ============     ============

Liabilities:
Interest-bearing deposits                                         $ 14,633,871     $ 12,838,968     $  9,390,524
Senior notes                                                         5,422,896        5,335,229        5,040,761
Other borrowings                                                     4,879,427        3,995,528        1,845,509
Interest payable                                                       173,659          188,160          135,863
Other                                                                2,475,226        2,502,684        1,940,103
                                                                  ------------     ------------     ------------
    Total liabilities                                               27,585,079       24,860,569       18,352,760

Stockholders' Equity:
Common stock                                                             2,214            2,177            2,086
Paid-in capital, net                                                 1,532,034        1,350,108          974,503
Retained earnings and cumulative other comprehensive income          2,180,336        2,006,163        1,519,855
    Less:  Treasury stock, at cost                                     (34,952)         (34,970)         (47,199)
                                                                  ------------     ------------     ------------
    Total stockholders' equity                                       3,679,632        3,323,478        2,449,245
                                                                  ------------     ------------     ------------
    Total liabilities and stockholders' equity                    $ 31,264,711     $ 28,184,047     $ 20,802,005
                                                                  ============     ============     ============


CAPITAL ONE FINANCIAL CORPORATION
Consolidated Statements of Income
(in thousands, except per share data)(unaudited)

                                                                       Three Months Ended
                                                              Mar 31         Dec 31         31-Mar
                                                               2002           2001           2001
                                                           -----------    -----------    -----------
Interest Income:
Consumer loans, including fees                             $   836,955    $   736,677    $   617,889
Securities available for sale                                   42,344         38,980         28,234
Other                                                           27,931         28,961          3,750
                                                           -----------    -----------    -----------
    Total interest income                                      907,230        804,618        649,873

Interest Expense:
Deposits                                                       178,163        176,619        146,961
Other borrowings                                                51,056         42,084         43,900
Senior notes                                                    93,904         96,135         83,293
                                                           -----------    -----------    -----------
    Total interest expense                                     323,123        314,838        274,154
                                                           -----------    -----------    -----------
Net interest income                                            584,107        489,780        375,719
Provision for loan losses                                      347,212        305,889        250,614
                                                           -----------    -----------    -----------
Net interest income after provision for loan losses            236,895        183,891        125,105

Non-Interest Income:
Servicing and securitizations                                  626,147        635,848        553,537
Service charges and other customer-related fees                502,007        426,832        396,388
Interchange                                                     98,096        114,571         74,851
                                                           -----------    -----------    -----------
    Total non-interest income                                1,226,250      1,177,251      1,024,776

Non-Interest Expense:
Salaries and associate benefits                                380,735        374,793        325,716
Marketing                                                      353,536        301,160        231,200
Communications and data processing                              92,193         86,810         75,292
Supplies and equipment                                          84,507         84,430         73,603
Occupancy                                                       33,381         42,172         31,302
Other                                                          215,543        185,202        181,134
                                                           -----------    -----------    -----------
    Total non-interest expense                               1,159,895      1,074,567        918,247
                                                           -----------    -----------    -----------
Income before income taxes                                     303,250        286,575        231,634
Income taxes                                                   115,235        108,894         88,021
                                                           -----------    -----------    -----------
Net income                                                 $   188,015    $   177,681    $   143,613
                                                           ===========    ===========    ===========

Basic earnings per share                                   $      0.86    $      0.83    $      0.70
                                                           ===========    ===========    ===========
Diluted earnings per share                                 $      0.83    $      0.80    $      0.66
                                                           ===========    ===========    ===========
Dividends paid per share                                   $      0.03    $      0.03    $      0.03
                                                           ===========    ===========    ===========

CAPITAL ONE FINANCIAL CORPORATION
Statements of Average Balances, Income and Expense, Yields and Rates (dollars in thousands)(unaudited)

Managed (1)                                         Quarter Ended 3/31/02                Quarter Ended 12/31/01
                                               --------------------------------    ---------------------------------
                                                  Average     Income/    Yield/      Average      Income/    Yield/
                                                  Balance     Expense     Rate       Balance      Expense     Rate
                                               -----------  ----------   ------    -----------  ----------   ------
Earning assets:
   Consumer loans                              $46,687,578  $1,672,655   14.33 %   $41,352,084  $1,532,978    14.83 %
   Securities available for sale                 3,367,786      42,344    5.03       3,187,417      38,980     4.89
   Other                                           482,290       2,358    1.96         755,573       4,620     2.45
                                               -------------------------------     --------------------------------
Total earning assets                           $50,537,654  $1,717,357   13.59 %   $45,295,074  $1,576,578    13.92 %
                                               =======================             =======================

Interest-bearing liabilities:
   Deposits                                    $13,505,586  $  178,163    5.28 %   $12,237,144  $  176,619     5.77 %
   Other borrowings                              4,925,669      51,056    4.15       3,495,732      42,084     4.82
   Senior notes                                  5,429,992      93,904    6.92       5,388,881      96,135     7.14
   Securitization liability                     24,262,546     273,366    4.51      21,926,552     278,797     5.09
                                               -------------------------------     --------------------------------
Total interest-bearing liabilities             $48,123,793  $  596,489    4.96 %   $43,048,309  $  593,635     5.52 %
                                               =======================             =======================

                                                                         -----                                -----
Net interest spread                                                       8.63 %                               8.40 %
                                                                         =====                                =====

Interest income to average earning assets                                13.59 %                              13.92 %
Interest expense to average earning assets                                4.72                                 5.24
                                                                         -----                                -----
Net interest margin                                                       8.87 %                               8.68 %
                                                                         =====                                =====



Managed (1)                                     Quarter Ended 3/31/01
                                          -------------------------------
                                            Average      Income/   Yield/
                                            Balance      Expense    Rate
                                          -----------  ---------   ------

Earning assets:
   Consumer loans                         $30,505,450  $1,235,002   16.19 %
   Securities available for sale            1,913,357      28,234    5.90
   Other                                      564,592       3,750    2.66
                                          -------------------------------
Total earning assets                      $32,983,399  $1,266,986   15.37 %
                                          =======================

Interest-bearing liabilities:
   Deposits                               $ 8,996,414  $  146,961    6.53 %
   Other borrowings                         2,442,200      43,900    7.19
   Senior notes                             4,678,452      83,293    7.12
   Securitization liability                14,948,262     233,524    6.25
                                          -------------------------------
Total interest-bearing liabilities        $31,065,328  $  507,678    6.54 %
                                           =======================

                                                                    -----
Net interest spread                                                  8.83 %
                                                                    =====

Interest income to average earning assets                           15.37 %
Interest expense to average earning assets                           6.16
                                                                    -----
Net interest margin                                                  9.21 %
                                                                    =====

(1) The information in this table reflects the adjustment to add back the effect of securitized loans.